                                                                    EXHIBIT 10.6

                                  NISOURCE INC.
                          1994 LONG-TERM INCENTIVE PLAN

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004

                                  NISOURCE INC.
                          1994 LONG-TERM INCENTIVE PLAN

                As Amended and Restated Effective January 1, 2004

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
1.       Purpose...............................................................................................     -1-

2.       Administration........................................................................................     -1-

3.       Common Shares Subject to the Plan.....................................................................     -1-

4.       Participants..........................................................................................     -2-

5.       Awards Under the Plan.................................................................................     -2-

6.       Section 162(m) Limitations............................................................................     -3-

7.       NonQualified Stock Options............................................................................     -3-
(a)      Option Price..........................................................................................     -3-
(b)      Exercise of Option....................................................................................     -3-
(c)      Payment for Shares....................................................................................     -5-
(d)      Transferability.......................................................................................     -4-
(e)      Rights Upon Termination of Employment.................................................................     -4-

8.       Incentive Stock Options...............................................................................     -5-
(a)      Option Price..........................................................................................     -5-
(b)      Exercise of Option....................................................................................     -5-
(c)      Payment for Shares....................................................................................     -5-
(d)      Transferability.......................................................................................     -6-
(e)      Rights Upon Termination of Employment.................................................................     -6-

9.       Stock Appreciation Rights.............................................................................     -6-
(a)      Awards................................................................................................     -7-
(b)      Term..................................................................................................     -7-
(c)      Payment...............................................................................................     -7-

10.      Performance Units.....................................................................................     -7-
(a)      Performance Period....................................................................................     -7-
(b)      Valuation of Units....................................................................................     -7-
(c)      Performance Targets...................................................................................     -8-
(d)      Adjustments...........................................................................................     -8-

(e)      Payments of Units.....................................................................................     -8-
(f)      Termination of Employment.............................................................................     -8-
(g)      Other Terms...........................................................................................     -8-

11.      Restricted Stock Awards...............................................................................     -8-
(a)      Restriction Period....................................................................................     -9-
(b)      Restrictions Upon Transfer............................................................................     -9-
(c)      Certificates..........................................................................................     -9-
(d)      Lapse of Restrictions.................................................................................     -9-
(e)      Termination Prior to Lapse of Restrictions............................................................     -9-

12.      Contingent Stock Awards...............................................................................    -10-
(a)      Restriction Period....................................................................................    -10-
(b)      Lapse of Restrictions.................................................................................    -10-
(c)      Termination Prior to Lapse of Restrictions............................................................    -10-

13.      Supplemental Cash Payments............................................................................    -10-

14.      Dividend Equivalents..................................................................................    -11-

15.      General Restrictions..................................................................................    -11-

16.      Rights as a Shareholder...............................................................................    -12-

17.      Employment Rights.....................................................................................    -12-

18.      Tax Withholding.......................................................................................    -12-

19.      Change in Control.....................................................................................    -12-

20.      Amendment or Termination..............................................................................    -13-

21.      Effect on Other Plans.................................................................................    -13-

22.      Assumption of Options.................................................................................    -13-

23.      Duration of the Plan..................................................................................    -14-

                                  NISOURCE INC.
                          1994 LONG-TERM INCENTIVE PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004)

         WHEREAS, NiSource Inc. (formerly NIPSCO Industries, Inc.) (the "Company") adopted the NIPSCO Industries, Inc. 1994 Long-Term Incentive Plan effective April 13, 1994, as amended and restated effective April 14, 1999, and now known as the NiSource Inc. 1994 Long-Term Incentive Plan (the "Plan");

         WHEREAS, the Company further amended and restated the Plan effective January 1, 2000, and subsequently amended the Plan effective January 1, 2001, October 1, 2001, January 1, 2002, March 1, 2003, and August 25, 2003; and

         WHEREAS, pursuant to Section 20 of the Plan, the Company wishes to further amend the Plan and restate it and all amendments thereto in a single document;

         NOW THEREFORE, the Plan is hereby amended and restated, effective January 1, 2004, as follows:

1. PURPOSE. The purpose of the NiSource Inc. 1994 Long-Term Incentive Plan (the "Plan") is to further the earnings of NiSource Inc. (the "Company") and its subsidiaries. The Plan provides long-term incentives to those officers and key executives who make substantial contributions by their ability, loyalty, industry and invention. The Company intends that the Plan will thereby facilitate securing, retaining, and motivating management employees of high caliber and potential.

2. ADMINISTRATION. The Plan shall be administered by the Nominating and Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall be composed of not fewer than two members of the Board who are "nonemployee directors" of the Company within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and "outside directors" of the Company within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"), and the regulations thereunder. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of awards to officers and other key executive employees under the Plan (which need not be identical), and make such other determinations as it deems necessary or advisable for the administration of the Plan. The decisions of the Committee under the Plan shall be conclusive and binding. No member of the Board or of the Committee shall be liable for any action taken, or determination made, hereunder in good faith. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company, pursuant to its by-laws.

3. COMMON SHARES SUBJECT TO THE PLAN. (a) Subject to the provisions of subsection 3(b), the shares that may be issued, or may be the measure of stock appreciation rights granted, under the Plan shall not exceed in the aggregate 21,000,000 of the common shares without par value of the Company (the "Common Shares"). Such shares may be authorized and unissued shares or treasury shares. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated, unexercised as to such shares, shall again be available under the Plan.

(b)      (i)      Appropriate adjustments in the aggregate number of Common
Shares issuable pursuant to the Plan, the number of Common Shares subject to each outstanding award granted under the Plan, the option price with respect to options and connected stock appreciation rights, the specified price of stock appreciation rights not connected to options, and the value for performance units, shall be made to give effect to any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of shares, whether through recapitalization, stock split, reverse stock split, spin-off, spin-out or other distribution of assets to stockholders, stock distributions or combinations of shares, payment of stock dividends, other increase or decrease in the number of such Common Shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Committee determines an adjustment is appropriate.

         (ii) In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, or an acquisition by the Company of the stock or assets of any other corporation or corporations, there shall be substituted on an equitable basis, as determined by the Committee in its sole discretion, for each Common Share then subject to the Plan, and for each Common Share then subject to an award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Shares of the Company are entitled pursuant to such transaction.

         (iii) Without limiting the generality of the foregoing provisions of this paragraph, any such adjustment shall be deemed to have prevented any dilution or enlargement of a participant's rights, if such participant receives in any such adjustment, rights that are substantially similar (after taking into account the fact that the participant has not paid the applicable option price) to the rights the participant would have received had he exercised his outstanding award and become a shareholder of the Company immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Committee, whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.

4. PARTICIPANTS. Persons eligible to participate shall be limited to those officers and other key executive employees of the Company and its subsidiaries who are in positions in which their decisions, actions and counsel significantly impact upon profitability. Directors who are not otherwise officers or employees shall not be eligible to participate in the Plan.

5. AWARDS UNDER THE PLAN. Awards under the Plan may be in the form of stock options (both options designed to satisfy statutory requirements necessary to receive favorable tax treatment pursuant to any present or future legislation and options not designed to so qualify), incentive stock options, stock appreciation rights, performance units, restricted shares, contingent stock awards, or such combinations of the above as the Committee may in its discretion deem appropriate. Except in accordance with equitable adjustments as provided in subsection 3(b), no stock option granted under the Plan shall at any time be repriced or subject to cancellation and replacement.

6. SECTION 162(m) LIMITATIONS. Subject to subsection 3(b) of the Plan, the maximum number of stock options and stock appreciation rights that may be granted to any person who qualifies as an executive officer named from time to time in the summary compensation table in the Company's annual meeting proxy statement and who is employed by the Company on the last day of the taxable year (the "SCT Executives") shall be 600,000 options and stock appreciation rights with respect to Common Shares per year and 3,000,000 options and stock appreciation rights with respect to Common Shares during the term of the Plan. The maximum number of performance units that may be granted to any SCT Executive shall be 400,000 units per year, provided that no more than 800,000 units may be granted in any three year period and the maximum number of units that may be granted to any SCT Executive during the term of the Plan shall be 1,500,000. The maximum number of restricted stock awards that may be granted to any SCT Executive shall be 400,000 Common Shares per year, provided that no more than 800,000 Shares of restricted stock may be granted in any three year period, and that the maximum number of Shares of restricted stock that may be granted to any SCT Executive during the term of the Plan shall be 1,500,000. The maximum number of contingent stock awards that may be granted to any SCT Executive shall be 400,000 Common Shares per year, provided that no more than 800,000 Common Shares may be subject to contingent stock awards granted in any three year period and the maximum number of Common Shares subject to contingent stock awards that may be granted to any SCT Executive during the term of the Plan shall be 1,500,000. The limitations set forth in this Section 6 shall relate only to years or other periods of time in which such awards constitute "applicable employee remuneration" under Code Section 162(m).

7. NONQUALIFIED STOCK OPTIONS. Options shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

         (a) OPTION PRICE. The purchase price per Common Share deliverable upon the exercise of an option shall not be less than 100% of the fair market value of a Common Share on the day the option is granted, as determined by the Committee. Fair market value of Common Shares for purposes of the Plan shall be the average of the high and low prices on the New York Stock Exchange Composite Transactions on the date of the grant, or on any other applicable date.

         (b) EXERCISE OF OPTION. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the option exercise period shall not commence earlier than six months after the date of the grant of the option nor end later than ten years after the date of the grant of the option. The

Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

         (c) PAYMENT FOR SHARES. Except as otherwise provided in the Plan, or in any stock option agreement, the optionee shall pay the purchase price of the Common Shares upon the exercise of any option (i) in cash, (ii) in cash received from a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed option (however in the case of an optionee subject to Section 16 of the 1934 Act, this payment option shall only be available to the extent such payment procedures comply with Regulation T issued by the Federal Reserve Board), (iii) by delivering Common Shares owned by the optionee for at least six months prior to the date of exercise having an aggregate fair market value on the date of exercise equal to the option exercise price, (iv) by such other medium of payment as the Committee in its discretion shall authorize at the time of grant, or (v) by any combination of (i), (ii),
(iii) and (iv). In the case of an election pursuant to (i) or (ii) above, cash shall mean cash or check issued by a federally insured bank or savings and loan association and made payable to NiSource Inc. In the case of payment pursuant to
(ii) or (iii) above, the optionee's election must be made on or prior to the date of exercise and shall be irrevocable. In lieu of a separate election governing each exercise of an option, an optionee may file a blanket election with the Committee which shall govern all future exercises of options until revoked by the optionee. The Company shall issue, in the name of the optionee, stock certificates representing the total number of Common Shares issuable pursuant to the exercise of any option as soon as reasonably practicable after such exercise, provided that any Common Shares purchased by an optionee through a broker-dealer pursuant to clause (ii) above, shall be delivered to such broker-dealer in accordance with 12 C.F.R. Section 220.3(e)(4), or other applicable provision of law.

         (d) TRANSFERABILITY. Each stock option agreement shall provide that the option subject thereto is not transferable by the optionee otherwise than by will or the laws of descent or distribution. Notwithstanding the preceding sentence, an optionee, at any time prior to his death, may assign all or any portion of the option to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant, or (iii) a tax-exempt organization as described in Section 501(c)(3) of the Code. In such event the spouse, lineal descendant, trustee or tax-exempt organization will be entitled to all of the rights of the optionee with respect to the assigned portion of such option, and such portion of the option will continue to be subject to all of the terms, conditions and restrictions applicable to the option as set forth herein, and in the related stock option agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the optionee does not receive any consideration therefor, and (ii) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the optionee, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment. This paragraph shall apply to all nonqualified stock options granted under the Plan at any time.

         (e) RIGHTS UPON TERMINATION OF EMPLOYMENT. In the event that an optionee ceases to be an employee for any reason other than death, disability or retirement, the optionee shall have the right to exercise the option during its term within a period of thirty days after such termination to the extent that the option was exercisable at the date of such termination of employment, or during such other period and subject to such terms as may be determined by the Committee. In the event that an optionee dies, retires, or becomes disabled prior to termination of his option without having fully exercised his option, the optionee or his successor shall have the right to exercise the option during its term within a period of three years after the date of such termination due to death, disability or retirement, to the extent that the option was exercisable at the date of termination due to death, disability or retirement, or during such other period and subject to such terms as may be determined by the Committee. For purposes of the Plan, the term "disability" shall mean disability as defined in the Company's Long-Term Disability Plan. The Committee, in its sole discretion, shall determine the date of any disability. For purposes of the Plan, the term "retirement" shall mean retirement as defined in the Company's pension plan.

8. INCENTIVE STOCK OPTIONS. Incentive stock options shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

         (a) OPTION PRICE. Except as otherwise provided in subsection 8(b), the purchase price per share of stock deliverable upon the exercise of an incentive stock option shall not be less than 100% of the fair market value of the Common Shares on the day the option is granted, as determined by the Committee.

         (b) EXERCISE OF OPTION. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the option period shall not commence earlier than six months after the date of the grant of the option nor end later than ten years after the date of the grant of the option. The aggregate fair market value (determined with respect to each incentive stock option at the time of grant) of the Common Shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000. If the aggregate fair market value (determined at the time of grant) of the Common Shares subject to an option, which first becomes exercisable in any calendar year exceeds the limitation of this Section 8(b), so much of the option that does not exceed the applicable dollar limit shall be an incentive stock option and the remainder shall be a nonqualified stock option; but in all other respects, the original option agreement shall remain in full force and effect. As used in this Section 8, the words "parent" and "subsidiary" shall have the meanings given to them in Section 424(e) and 424(f) of the Code. Notwithstanding anything herein to the contrary, if an incentive stock option is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, within the meaning of Section 422(b)(6) of the Code,
(i) the purchase price of each Common Share subject to the incentive stock option shall be not less than one hundred ten percent (110%) of the fair market value of the Common Shares on the date the incentive stock option is granted, and (ii) the incentive stock option shall expire, and all rights to purchase

Common Shares thereunder shall cease, no later than the fifth anniversary of the date the incentive stock option was granted.

         (c) PAYMENT FOR SHARES. Except as otherwise provided in the Plan or in any stock option agreement, the optionee shall pay the purchase price of the Common Shares upon the exercise of any option, (i) in cash, (ii) in cash received from a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully-endorsed option (however, in the case of an optionee subject to Section 16 of the 1934 Act, this payment option shall only be available to the extent such payment procedures comply with Regulation T issued by the Federal Reserve Bank), (iii) by delivering Common Shares owned by the optionee for at least six months prior to the date of exercise having an aggregate fair market value on the date of exercise equal to the option exercise price, (iv) by such other medium of payment as the Committee in its discretion shall authorize at the time of grant, or (v) by any combination of (i), (ii),
(iii) and (iv). In the case of an election pursuant to (i) or (ii), cash shall mean cash or check issued by a federally insured bank or savings and loan association made payable to NiSource Inc. In the case of a payment pursuant to
(ii) or (iii) above, the optionee's election must be made on or prior to the date of exercise and shall be irrevocable. In lieu of a separate election governing each exercise of an option, an optionee may file a blanket election with the Committee which shall govern all future exercises of options until revoked by the optionee. The Company shall issue, in the name of the optionee, stock certificates representing the total number of Common Shares issuable pursuant to the exercise of any option as soon as reasonably practicable after such exercise, provided that any Common Shares purchased by an optionee through a broker-dealer pursuant to clause (ii) above, shall be delivered to such broker-dealer in accordance with 12 C.F.R. Section 220.3(e)(4), or other applicable provision of law.

         (d) TRANSFERABILITY. Each stock option agreement shall provide that it is not transferable by the optionee otherwise by will or the laws of descent or distribution.

         (e) RIGHTS UPON TERMINATION OF EMPLOYMENT. In the event that an optionee ceases to be an employee for any reason other than death, disability or retirement, the optionee shall have the right to exercise the option during its term within a period of thirty days after such termination to the extent that the option was exercisable at the date of such termination of employment, or during such other period and subject to such terms as may be determined by the Committee. In the event that an optionee dies, retires, or becomes disabled prior to termination of his option without having fully exercised his option, the optionee or his successor shall have the right to exercise the option during its term within a period of three years after the date of such termination due to death, disability or retirement, to the extent that the option was exercisable at the date of termination due to death, disability or retirement, or during such other period and subject to such terms as may be determined by the Committee. Notwithstanding the foregoing, in accordance with Section 422 of the Code, if an incentive stock option is exercised more than ninety days after termination of employment, that portion of the option exercised after such date shall automatically be a nonqualified stock option, but in all other respects, the original option agreement shall remain in full force and effect.

The provisions of this Section 8 shall be construed and applied, and (subject to the limitations of Section 23) shall be amended from time to time so as to comply with Section 422 or its successors of the Code and regulations issued thereunder.

9. STOCK APPRECIATION RIGHTS. Stock appreciation rights shall be evidenced by stock appreciation right agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

         (a) AWARDS. A stock appreciation right shall entitle the grantee to receive upon exercise the excess of (i) the fair market value of a specified number of shares of the Company Common Shares at the time of exercise over (ii) a specified price which shall not be less than 100% of the fair market value of the Common Shares at the time the stock appreciation right was granted, or, if connected with a previously issued stock option, not less than 100% of the fair market value of Common Shares at the time such option was granted. A stock appreciation right may be granted in connection with all of any portion of a previously or contemporaneously granted stock option or not in connection with a stock option.

         (b) TERM. Stock appreciation rights shall be granted for a period of not less than one year nor more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions, as shall be prescribed by the Committee at the time of grant, subject to the following:

                  (i) No stock appreciation right shall be exercisable in whole or in part, during the six-month period starting with the date of grant; and

                  (ii) Stock appreciation rights will be exercisable only during a grantee's employment, except that in the discretion of the Committee a stock appreciation right may be made exercisable for up to thirty days after the grantee's employment is terminated for any reason other than death, disability or retirement. ln the event that a grantee dies, retires, or becomes disabled without having fully exercised his stock appreciation rights, the grantee or his successor shall have the right to exercise the stock appreciation rights during their term within a period of three years after the date of such termination due to death, disability or retirement to the extent that the right was exercisable at the date of such termination or during such other period and subject to such terms as may be determined by the Committee.

         The Committee shall have the power to permit in its discretion an acceleration of previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

         (c) PAYMENT. Upon exercise of a stock appreciation right, payment shall be made in cash, in the form of Common Shares at fair market value, or in a combination thereof, as the Committee may determine.

10. PERFORMANCE UNITS. Performance Units ("Units") shall be evidenced by performance unit agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

         (a) PERFORMANCE PERIOD. At the time of award, the Committee shall establish with respect to each Unit award a performance period of not less than two, nor more than five, years.

         (b) VALUATION OF UNITS. At the time of award, the Committee shall establish with respect to each such award a value for each Unit which shall not thereafter change, or which may vary thereafter determinable from criteria specified by the Committee at the time of award.

         (c) PERFORMANCE TARGETS. At the time of award, the Committee shall establish maximum and minimum performance targets to be achieved with respect to each award during the performance period. The participant shall be entitled to payment with respect to all Units awarded if the maximum target is achieved during the performance period, but shall be entitled to payment with respect to a portion of the Units awarded according to the level of achievement of performance targets, as specified by the Committee, for performance during the performance period which meets or exceeds the minimum target but fails to meet the maximum target.

         The performance targets established by the Committee shall relate to corporate, division, or unit performance and may be established in terms of growth in gross revenue, earnings per share, ratio of earnings to shareholders' equity or to total assets, dividend payments and total shareholders' return. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof.

         (d) ADJUSTMENTS. At any time prior to payment of the Units, the Committee may adjust previously established performance targets and other terms and conditions, including the corporation's, or division's or unit's financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or extraordinary, unusual or non-recurring items or events.

         (e) PAYMENTS OF UNITS. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine what, if any, payment is due on the Units. Payment shall be made in cash, in the form of Common Shares at fair market value, or in a combination thereof, as the Committee may determine.

         (f) TERMINATION OF EMPLOYMENT. In the event that a participant holding a Unit award ceases to be an employee prior to the end of the applicable performance period by reason of death, disability or retirement, his Units, to the extent earned under the applicable performance targets, shall be payable at the end of the performance period in proportion to the active service of the participant during the performance period, as determined by the Committee.

Upon any other termination of employment, participation shall terminate forthwith and all outstanding Units held by the participant shall be canceled.

         (g) OTHER TERMS. The Unit agreements shall contain such other terms and provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.

11. RESTRICTED STOCK AWARDS. Restricted stock awards under the Plan shall be in the form of Common Shares of the Company, restricted as to transfer and subject to forfeiture, and shall be evidenced by restricted stock agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

         (a) RESTRICTION PERIOD. Restricted Common Shares awarded pursuant to the Plan shall be subject to such terms, conditions, and restrictions, including without limitation: prohibitions against transfer, substantial risks of forfeiture, attainment of performance objectives and repurchase by the Company or right of first refusal, and for such period or periods as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Common Shares awarded to a participant.

         The performance objectives established by the Committee shall relate to corporate, division or unit performance, and may be established in terms of growth and gross revenue, earnings per share, ratio of earnings to shareholder's equity or to total assets, dividend payments and total shareholders' return. Multiple objectives may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof.

         (b) RESTRICTIONS UPON TRANSFER. Common Shares awarded, and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Subject to the foregoing, and except as otherwise provided in the Plan or a restricted stock award agreement, the participant shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote such Shares.

         (c) CERTIFICATES. Each certificate issued in respect of Common Shares awarded to a participant shall be deposited with the Company, or its designee, and shall bear the following legend:

                  "This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the NiSource Inc. 1994 Long-Term Incentive Plan and an Agreement entered into by the registered owner. Release from such terms and conditions shall obtain only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of said Company."

         (d) LAPSE OF RESTRICTIONS. A restricted stock agreement shall specify the terms and conditions upon which any restrictions upon Common Shares awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Common Shares, free of the foregoing restrictive legend, shall be issued to the participant or his legal representative.

         (e) TERMINATION PRIOR TO LAPSE OF RESTRICTIONS. In the event of a participant's termination of employment, other than due to death, disability or retirement, prior to the lapse of restrictions applicable to any Common Shares awarded to such participant, all Shares as to which there still remains unlapsed restrictions shall be forfeited by such participant without payment of any consideration to the participant, and neither the participant nor any successors, heirs, assigns, or personal representatives of such participant shall thereafter have any further rights or interest in such Shares or certificates.

12. CONTINGENT STOCK AWARDS. Contingent stock awards under the Plan shall be in the form of the issuance of Common Shares of the Company following the lapse of restrictions applicable to such awards. Such awards shall be restricted as to transfer and subject to forfeiture, and shall be evidenced by contingent stock award agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

         (a) RESTRICTION PERIOD. Contingent stock awards shall be subject to such terms, conditions and restrictions, including without limitations, prohibitions against transfer, substantial risk of forfeiture and attainment of performance objectives, and for such period or periods, as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit in its discretion an acceleration of the expiration of the applicable restriction period with respect to any part or all of a contingent stock award.

         The performance objectives established by the Committee shall relate to corporate, division or unit performance, and may be established in terms of growth and gross revenue, earnings per share, ratios of earnings to shareholders' equity or to total assets, dividend payments and total shareholders' return. Multiple objectives may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof.

         (b) LAPSE OF RESTRICTIONS. A contingent stock award agreement shall specify the terms and conditions upon which any restrictions applicable to such award shall lapse as determined by the Committee. Upon lapse of such restriction, Common Shares subject to such contingent stock award shall be issued to the participant or his legal representative. Such Common Shares, when issued to the participant or his legal representative, shall either be free of any restrictions, or shall be subject to such further restrictions, as the Committee shall determine. In the event that Common Shares issued pursuant to a contingent stock award are subject to further restrictions, the certificates issued in respect of the Common Shares awarded pursuant to the contingent stock award shall be deposited with the Company, or its designee, and shall bear the legend set forth in subsection 11(c) above. Upon the lapse of such restrictions, Common Shares free of such restrictive legend shall be issued to the participant or his legal representative.

         (c) TERMINATION PRIOR TO LAPSE OF RESTRICTIONS. Except as otherwise provided in any contingent stock award agreement, in the event of a participant's termination of employment, other than due to death, disability or retirement, prior to the lapse of restrictions applicable to any contingent stock award granted to such participant, such award and all Common Shares subject thereto as to which there still remain unlapsed restrictions, shall be forfeited by such participant without payment of any consideration to the participant and neither the participant nor any successors, heirs, assigns or personal representatives of such participant shall have any further rights or interests in such contingent stock awards or such Common Shares subject thereto.

13. SUPPLEMENTAL CASH PAYMENTS. Subject to the Company's discretion, stock options, incentive stock options, stock appreciation rights, performance units, restricted stock agreements or contingent stock award agreements may provide for the payment of a supplemental cash payment to a participant promptly after the exercise of an option or stock appreciation right, or, at the time of payment of a performance unit, or at the end of a restriction period of a restricted stock or contingent stock award. Supplemental cash payments shall be subject to such terms and conditions as shall be provided by the Committee at the time of grant, provided that in no event shall the amount of each payment exceed:

         (a) In the case of an option, the excess of the fair market value of a Common Share on the date of exercise over the option price multiplied by the number of Common Shares for which such option is exercised, or

         (b) In the case of a stock appreciation right, performance unit, restricted stock award or contingent stock award, the value of the Common Shares and other consideration issued in payment of such award.

14. DIVIDEND EQUIVALENTS. From and after the date, if any, specified in an applicable incentive stock option agreement, stock appreciation right agreement not granted in connection with a stock option, performance unit award agreement or contingent stock award agreement, and except as otherwise provided in such agreement, the holder of such award shall receive a distribution of an amount equivalent to the dividends payable in cash or property (other than stock of the Company) that would have been payable to the holder with respect to the number of Common Shares subject to such award, had the holder been the legal owner of such Common Shares on the applicable date on which such dividend is declared by the Company on Common Shares. Except as otherwise provided in any contingent stock award agreement, any such dividend equivalent payable in cash or property (other than stock of the Company) shall be payable directly to the holder of the applicable award at such time, in such form, and upon such terms and conditions, as are applicable to the actual cash or property dividend actually declared with respect to Common Shares. Except as otherwise provided in any contingent stock award agreement, any participant entitled to receive a cash dividend equivalent pursuant to his applicable award agreement may, by written election filed with the Company, at least ten days prior to the date for payment of such dividend equivalent, elect to have such dividend equivalent credited to an account maintained for his benefit under a dividend reinvestment plan maintained by the Company. Appropriate adjustments with respect to awards shall be made to give effect to the payment of stock dividends as set forth in subsection 3(b) above.

15. GENERAL RESTRICTIONS. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Common Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Common Shares, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of Common Shares thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained, free of any conditions not acceptable to the Committee.

16. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Common Shares are issued to the recipient.

17. EMPLOYMENT RIGHTS. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in employment with the Company or affect any right which his employer or the Company may have to terminate the employment of such participant. For purposes of the Plan, termination of employment shall be deemed to occur on the date the recipient of an award last performed services for the Company or his employer affiliated with the Company and shall not be deemed to include any period during which the recipient is entitled to receive severance pay from the Company or any such affiliate.

18. TAX WITHHOLDING. Whenever the Company proposes or is required to issue or transfer Common Shares to a participant under the Plan, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Common Shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the participant, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a participant in cash, such payment shall be net of any amount sufficient to satisfy all federal, state and local withholding tax requirements. In lieu of requiring a participant to make a payment to the Company in an amount related to the withholding tax requirement, the Committee may, in its discretion, provide that, at the participant's election, the tax withholding obligation shall be satisfied by the Company's withholding a portion of the Common Shares otherwise distributable to the participant, such Common Shares being valued at their fair market value at the date of exercise, or by the participant's delivering to the Company a portion of the Common Shares previously delivered by the Company, such Common Shares being valued at their fair market value as of the date of delivery of such Common Shares by the participant to the Company. For this purpose, the amount of required withholding shall be a specified rate not less than the statutory minimum federal, state and local (if any) withholding rate, and not greater than the maximum federal, state and local (if any) marginal tax rate applicable to the participant and to the particular transaction. Notwithstanding any provision of the Plan to the contrary, a participant's election pursuant to the preceding sentences (a) must be made on or prior to the date as of which income is realized by the recipient in connection with the particular transaction, and (b) must be irrevocable. In lieu of a separate election on each effective date of each transaction, a participant may file a blanket election with the Committee which shall govern all future transactions until revoked by the participant.

19. CHANGE IN CONTROL. (a) Effect of Change in Control. Notwithstanding any of the provisions of the Plan or any agreement evidencing awards granted hereunder, upon a Change in Control of the Company (as defined in subsection 19(b)) all outstanding awards shall become fully exercisable and all restrictions thereon shall terminate in order that participants may fully realize the benefits thereunder. Further, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any award, either at the time such award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the exercise of any such award for an amount of cash equal to the difference between the exercise price and the then fair market value of the Common Shares covered thereby had such award been currently exercisable; (ii) provide for the vesting or termination of the restrictions on any such award; (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (iv) cause any such award then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

         (b) Definition of Change in Control. A "Change in Control" of the Company shall be deemed to have occurred if any one of the occurrences of a "Change in Control" set forth in the Change in Control and Termination Agreements between the Company and certain executive officers thereof shall have been satisfied.

20. AMENDMENT OR TERMINATION. The Board or the Committee may at any time terminate, suspend or amend the Plan without the authorization of shareholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the 1934 Act, insofar as shareholder approval thereof is required in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the 1934 Act, or the rules of any applicable stock exchange. No termination, suspension or amendment of the Plan shall adversely affect any right acquired by any participant under an award granted before the date of such termination, suspension or amendment, unless such participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Subject to the preceding sentence, the Plan as amended and restated effective January 1, 2004, shall apply to all awards at any time granted hereunder.

21. EFFECT ON OTHER PLANS. Unless otherwise specifically provided, participation in the Plan shall not preclude an employee's eligibility to participate in any other benefit or incentive plan and any awards made pursuant to the Plan shall not be considered as compensation in determining the benefits provided under any other plan.

22. ASSUMPTION OF OPTIONS. Pursuant to the terms of Section 5.22 of the Amended and Restated Agreement and Plan of Merger by and among the Company, Acquisition Gas Company, Inc., a wholly owned subsidiary of the Company, and Bay State Gas Company ("Bay State"), dated as of December 18, 1997 and amended and restated as of March 4, 1998 and further amended as of November 16, 1998 (as may be further amended, restated or supplemented, the "Agreement'), and at the Effective Time defined in the Agreement, each outstanding stock option issued under the Bay State Gas Company 1989 Key Employee Stock Option Plan ("Bay State Stock Option Plan"), shall be assumed by the Company. Each such stock option ("Assumed Option") shall be deemed to constitute an option to acquire Common Shares in an amount and at a purchase price determined pursuant to Section 5.22 of the Agreement. Each Assumed Option shall be subject to all of the terms and conditions applicable to options granted under the Plan. Notwithstanding the preceding sentence:

                  (1) if the employment of the holder of an Assumed Option with the Company and its subsidiaries terminates for any reason other than death, disability, retirement or Cause, he, or his legal representatives or beneficiary, may exercise the Assumed Option at any time within three months immediately following such termination of employment, but not later than the expiration of the term of such Assumed Option;

                  (2) if the holder of an Assumed Option that is a non-qualified stock option terminates employment with the Company and its subsidiaries because of death, disability or retirement, he, or his legal representatives or beneficiary, may exercise the Assumed Option at any time during the term of such Assumed Option to the extent he was entitled to exercise it at the date of death, disability or retirement;

                  (3) if the holder of an Assumed Option that is an incentive stock option terminates employment with the Company and its subsidiaries because of death, his legal representatives or beneficiary may exercise the Assumed Option at any time during the term of such Assumed Option to the extent he was entitled to exercise it at the date of death;

                  (4) if the holder of an Assumed Option that is an incentive stock option terminates employment with the Company and its subsidiaries because of disability or retirement, he, or his legal representatives or beneficiary, may exercise the Assumed Option at any time within three months immediately following such termination of employment, but not later than the expiration of the term of such Assumed Option;

                  (5) if the employment of the holder of an Assumed Option with the Company and its subsidiaries terminates for Cause, the Assumed Option shall expire as of the date of such termination of employment.

         For purposes of this Section, "Cause" shall have the same meaning as defined in the holder's severance agreement with the Company or any of its subsidiaries in effect on the date of termination of employment. If the holder has not entered into a severance agreement with the Company or any subsidiary that is in effect on the date of termination of employment, or if the term "Cause" is not defined therein, Cause shall mean the holder's conviction for the commission of a felony, or the holder's fraud or dishonesty which has resulted in or is likely to result in material economic damage to the Company or any subsidiary.

         Each Assumed Option shall be evidenced by an amended and restated stock option agreement entered into as of the Effective Time by and among the Company, Bay State and the applicable optionee.

23. DURATION OF THE PLAN. The Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Common Shares or the payment of cash, but no award shall be granted more than six years after the date the Plan, as amended and restated effective January 1, 2000, was approved by the shareholders, which shall be its effective date of adoption.

         IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement to be executed on its behalf by its officer duly authorized, on this 30th day of December, 2003.

                                                   NISOURCE INC.

                                                   By: /s/ S. LaNette Zimmerman

                                       15